Exhibit 99.1

Contacts:
Investor contact:
Chris Brewster, CFO
281.892.0128
cbrewster@cardtronics.com

Media contact:
Joel Antonini, VP Marketing
281.552.1131
joel.antonini@cardtronics.com
CARDTRONICS ANNOUNCES PRICING OF PRIVATE OFFERING OF
$100.0 MILLION OF 9 1/4% SENIOR SUBORDINATED NOTES DUE 2013 — SERIES B
HOUSTON, TX — July 17, 2007 — Cardtronics, Inc. (“Cardtronics”, the “Company”) announced today that it has priced its private offering of $100.0 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2013—Series B (the “Notes”) at 97.00% of par.
The Notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.
The Company expects closing to occur on July 20, 2007. Net proceeds from the offering will be approximately $93.5 million. The Company intends to use the net proceeds from this offering, together with available cash and borrowings under its revolving credit facility, to fund its previously announced acquisition of substantially all of the assets of the financial services business of 7-Eleven, Inc., which is also expected to close on July 20, 2007.
This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offer of the Notes is being made only by means of a private offering memorandum.
About Cardtronics, Inc.
Headquartered in Houston, Texas, Cardtronics is the world’s largest non-bank owner/operator of ATMs with more than 25,750 locations. We operate in every major U.S. market, at approximately 1,700 locations throughout the UK, and at over 700 locations in Mexico. Major merchant-clients
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3110 Hayes Rd. Suite 300  •  Houston TX 77082  •  (281) 596-9988  •  (800) 786-9666  •  fax (281) 596-9984

include A&P®, Albertson’s®, BP® Amoco, Chevron®, Costco®, CVS®/pharmacy, Duane Reade®, ExxonMobil®, Hess Corporation®, Rite Aid®, Sunoco®, Target® and Walgreens®. Cardtronics also works closely with financial institutions across the United States, including HSBC®, JPMorgan Chase®, Sovereign Bank®, and Wachovia®, to place their brands on Cardtronics-owned and operated ATMs at major merchant locations. These branded ATMs provide surcharge-free cash access for the financial institutions’ customers while also increasing brand awareness for the financial institutions.
Forward-Looking Statements
Statements about Cardtronics’ outlook and all other statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Cardtronics’ and 7-Eleven’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, the expected financial outlook of and opportunities associated with the 7-Eleven acquisition and whether and when the closing of the Notes described herein and the transactions contemplated by the 7-Eleven asset purchase agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the satisfaction of various conditions to the closing of the acquisition contemplated by the asset purchase agreement; the continuing availability of financing sources; and other market and competitive conditions. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Cardtronics’ Annual Report on Form 10-K for the year ended December 31, 2006, and those set forth from time to time in Cardtronics’ filings with the Securities and Exchange Commission. Cardtronics expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.
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3110 Hayes Rd. Suite 300  •  Houston TX 77082  •  (281) 596-9988  •  (800) 786-9666  •  fax (281) 596-9984